Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Inducement Incentive Plan and 2024 Equity Incentive Plan of Cidara Therapeutics, Inc. of our report dated April 22, 2024, with respect to the consolidated financial statements of Cidara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
August 13, 2024